Exhibit 99.1

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
SEI	SEI
+1 610-676-1932	+1 610-676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 9

FOR IMMEDIATE RELEASE

SEI REPORTS SECOND-QUARTER 2012 FINANCIAL RESULTS

OAKS, Pa., July 18, 2012 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2012. Diluted earnings per share were $.28 in second-quarter 2012 compared to $.29 in second-quarter 2011.

Consolidated Overview	For the Three Months			For the Six Months
(In thousands, except earnings per share)	Ended June 30,			Ended June 30,
	2012	2011	%	2012	2011	%

Revenues	$241,237	$237,760	1%	$479,135	$470,253	2%
Net Income attributable to SEI	49,555	53,603	(8%)	99,520	111,331	(11%)
Diluted Earnings Per Share	$0.28	$0.29	(3%)	$0.56	$0.59	(5%)

“Second-quarter 2012 results reflect continued solid sales activity and improving profits and margins across our core business segments,” said Alfred P. West, Jr., SEI Chairman and CEO.

“Global financial market uncertainty and market volatility affected our results, particularly earnings from LSV. Despite this, we continue to see strong and growing interest in the solutions we offer from the markets we serve. We are confident we are on the right track and the investments we are making will enable us to significantly increase shareholder value.”

Summary of Second-Quarter Results by Business Segment

(In thousands)	For the Three Month Period			For the Six Month Period
	Ended June 30,			Ended June 30,
	2012	2011	%	2012	2011	%
Private Banks:
Revenues	$88,303	$87,873	—	$176,291	$174,582	1%
Expenses	84,886	86,274	(2%)	172,403	168,677	2%

Operating Profit	$3,417	$1,599	114%	$3,888	$5,905	(34%)
Operating Margin	4%	2%		2%	3%

Investment Advisors:
Revenues	49,375	49,768	(1%)	98,843	97,876	1%
Expenses	29,025	27,734	5%	58,326	54,774	6%

Operating Profit	20,350	22,034	(8%)	40,517	43,102	(6%)
Operating Margin	41%	44%		41%	44%

Institutional Investors:
Revenues	55,895	54,731	2%	109,212	107,916	1%
Expenses	28,740	27,406	5%	56,840	54,359	(5%)

Operating Profit	27,155	27,325	(1%)	52,372	53,557	(2%)
Operating Margin	49%	50%		48%	50%

Investment Managers:
Revenues	46,713	44,452	5%	92,924	87,893	6%
Expenses	30,163	29,282	3%	60,589	57,281	6%

Operating Profit	16,550	15,170	9%	32,335	30,612	6%
Operating Margin	35%	34%		35%	35%

Investments in New Businesses:
Revenues	951	936	2%	1,865	1,986	(6%)
Expenses	3,684	2,920	26%	7,382	6,045	22%

Operating Loss	(2,733)	(1,984)	38%	(5,517)	(4,059)	36%
Operating Margin	N/A	N/A		N/A	N/A

Totals:
Revenues	$241,237	$237,760	1%	$479,135	$470,253	2%
Expenses	176,498	173,616	2%	355,540	341,136	4%
Corporate overhead expenses	11,080	10,720	3%	22,162	21,368	4%
Noncontrolling interest reflected in segments	(139)	(533)	N/A	(454)	(805)	N/A

Income from operations	$53,798	$53,957	—	$101,887	$108,554	(6%)

Second-Quarter Business Commentary:

•

Revenues increased in second-quarter 2012 as compared to both second-quarter 2011 and first-quarter 2012. This was driven by an increase in Asset management, administrative, and distribution fee revenues resulting from increased cash flows from new and existing clients and market appreciation in 2012, despite the market decline in second-quarter 2012.

•

Our average assets under management, excluding LSV, increased $7.4 billion, or six percent, to $126.6 billion in the second-quarter 2012 as compared to $119.2 billion during the second-quarter 2011 and increased $2.5 billion, or 2 percent, as compared to $124.1 billion during the first-quarter 2012 (See attached Ending and Average Asset Balances schedules for further details).

•

Sales events, net of client losses, during second-quarter 2012 totaled approximately $20.3 million and are expected to generate net annualized recurring revenues of approximately $15.7 million when contract values are fully realized.

•

Income from LSV decreased $6.8 million to $22.7 million in second-quarter 2012 as compared to $29.5 million in second-quarter 2011. The reduction in earnings was due to lower assets under management from market deprecation in second-quarter 2012 and a decrease in our ownership interest to 40 percent from 41 percent.

•

Net income attributable to SEI includes gains from SIV securities of $1.1 million in second-quarter 2012 compared to losses of $1.9 million in second-quarter 2011 and a gain of $2.9 million in first-quarter 2012.

•

The effective tax rates were 36.6 percent in the second-quarter 2012 and 34.7 percent in the second-quarter 2011. The increase in the tax rate was due to tax planning strategies which benefited the tax rate in second-quarter 2011.

•	In the second-quarter 2012, SEI purchased 2.25 million shares of its common stock for $42.2 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on July 18, 2012. Investors may listen to the call at www.seic.com/investors or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 254406.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of investment processing, fund processing, and investment management business outsourcing solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of June 30, 2012, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $424 billion in mutual fund and pooled or separately managed assets, including $182 billion in assets under management and $242 billion in client assets under administration. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2012	2011

Asset management, admin. and distribution fees	$176,613	$172,331
Information processing and software servicing fees	57,254	56,035
Transaction–based and trade execution fees	7,370	9,394

Total revenues	241,237	237,760

Subadvisory, distribution and other asset mgmt costs	25,884	26,304
Software royalties and other information processing costs	5,228	7,188
Brokerage commissions	5,634	6,599
Compensation, benefits and other personnel	80,531	72,613
Stock-based compensation	3,865	3,810
Consulting, outsourcing and professional fees	26,329	29,398
Data processing and computer related	11,659	11,610
Facilities, supplies and other costs	15,272	14,098
Amortization	7,407	6,792
Depreciation	5,630	5,391

Total expenses	187,439	183,803

Income from operations	53,798	53,957

Net gain (loss) on investments	664	(1,948)
Interest and dividend income	1,440	1,436
Interest expense	(113)	(155)
Equity in earnings of unconsolidated affiliate	22,712	29,530

Net income before income taxes	78,501	82,820

Income taxes	28,762	28,707

Net income	49,739	54,113

Less: Net income attributable to the noncontrolling interest	(184)	(510)

Net income attributable to SEI	$49,555	$53,603

Diluted earnings per common share	$0.28	$0.29

Shares used to calculate diluted earnings per common share	175,913	187,020

Basic earnings per common share	$0.28	$0.29

Shares used to calculate basic earnings per common share	174,830	184,585

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2012	2011

Asset management, admin. and distribution fees	$349,567	$339,835
Information processing and software servicing fees	113,454	111,859
Transaction–based and trade execution fees	16,114	18,559

Total revenues	479,135	470,253

Subadvisory, distribution and other asset mgmt costs	54,351	52,600
Software royalties and other information processing costs	11,705	14,205
Brokerage commissions	11,941	13,180
Compensation, benefits and other personnel	159,074	143,638
Stock-based compensation	7,898	7,542
Consulting, outsourcing and professional fees	53,284	55,396
Data processing and computer related	23,124	22,913
Facilities, supplies and other costs	29,780	28,200
Amortization	15,029	13,023
Depreciation	11,062	11,002

Total expenses	377,248	361,699

Income from operations	101,887	108,554

Net gain on investments	3,869	5,330
Interest and dividend income	2,927	2,980
Interest expense	(274)	(359)
Equity in earnings of unconsolidated affiliate	50,042	58,479

Net income before income taxes	158,451	174,984

Income taxes	58,477	62,831

Net income	99,974	112,153

Less: Net income attributable to the noncontrolling interest	(454)	(822)

Net income attributable to SEI	$99,520	$111,331

Diluted earnings per common share	$0.56	$0.59

Shares used to calculate diluted earnings per common share	176,791	187,757

Basic earnings per common share	$0.57	$0.60

Shares used to calculate basic earnings per common share	175,589	185,186

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets

Cash and short-term investments	$347,494	$420,986
Restricted cash	6,000	6,000
Receivables, net	202,594	167,909
Securities owned	21,057	20,949
Other current assets	18,265	19,107

Total current assets	595,410	634,951

Property and equipment, net	135,011	129,548
Marketable securities	134,491	139,333
Capitalized software, net	312,815	309,133
Investment in unconsolidated affiliate	63,553	60,954
Other assets, net	23,582	20,640

Total assets	$1,264,862	$1,294,559

Liabilities

Current liabilities	$105,383	$151,073
Deferred income taxes	91,819	93,751
Other Long-term liabilities	10,632	8,276

Total SEI Investments Company shareholders’ equity	1,040,102	1,025,316
Noncontrolling interest	16,926	16,143

Total Equity	1,057,028	1,041,459

Total liabilities and equity	$1,264,862	$1,294,559

SEI INVESTMENTS COMPANY

ENDING ASSET BALANCES

(In millions)

(Unaudited)

	Jun. 30, 2011	Sept. 30, 2011	Dec. 31, 2011	Mar. 31, 2012	Jun. 30, 2012
Private Banks:
Equity/Fixed Income prgms.	$16,720	$15,442	$16,435	$17,180	$16,848
Collective Trust Fund prgms.	504	476	450	435	335
Liquidity funds	4,918	5,529	5,553	5,549	5,063

Total assets under mgmt.	$22,142	$21,447	$22,438	$23,164	$22,246

Client assets under admin.	10,994	9,845	10,355	10,916	10,719

Total assets	$33,136	$31,292	$32,793	$34,080	$32,965

Investment Advisors:
Equity/Fixed Income prgms.	$28,410	$24,757	$26,639	$29,722	$29,153
Collective Trust Fund prgms.	1,499	1,392	1,298	1,199	705
Liquidity funds	1,651	2,653	2,505	1,643	1,880

Total assets under mgmt.	$31,560	$28,802	$30,442	$32,564	$31,738

Institutional Investors:
Equity/Fixed Income prgms.	$51,180	$46,259	$49,051	$54,537	$55,548
Collective Trust Fund prgms.	482	510	492	424	415
Liquidity funds	3,146	3,356	3,888	3,725	2,958

Total assets under mgmt.	$54,808	$50,125	$53,431	$58,686	$58,921

Investment Managers:
Equity/Fixed Income prgms.	$50	$64	$57	$62	$61
Collective Trust Fund prgms.	10,372	10,896	11,255	12,781	13,004
Liquidity funds	179	195	152	147	226

Total assets under mgmt.	$10,601	$11,155	$11,464	$12,990	$13,291

Client assets under admin. (A)	238,432	223,620	221,198	228,327	231,549

Total assets	$249,033	$234,775	$232,662	$241,317	$244,840

Investments in New Businesses:
Equity/Fixed Income prgms.	$558	$490	$515	$568	$551
Liquidity funds	41	41	37	34	30

Total assets under mgmt.	$599	$531	$552	$602	$581

LSV Asset Management
Equity/Fixed Income prgms.	$60,626	$49,444	$53,712	$60,607	$54,922

Consolidated:
Equity/Fixed Income prgms (B)	$157,544	$136,456	$146,409	$162,676	$157,083
Collective Trust Fund prgms.	12,857	13,274	13,495	14,839	14,459
Liquidity funds	9,935	11,774	12,135	11,098	10,157

Total assets under mgmt.	$180,336	$161,504	$172,039	$188,613	$181,699

Client assets under admin. (C)	249,426	233,465	231,553	239,243	242,268

Total assets	$429,762	$394,969	$403,592	$427,856	$423,967

(A)	Client assets under administration in the Investment Managers segment include $38.4 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of June 30, 2012).
(B)	Equity/Fixed Income programs include $2.6 billion of assets invested in various asset allocation funds at June 30, 2012.
(C)	In addition to the numbers presented, SEI also administers an additional $4.6 billion in Funds of Funds assets (as of June 30, 2012) on which SEI does not earn an administration fee.

SEI INVESTMENTS COMPANY

AVERAGE ASSET BALANCES

(In millions)

(Unaudited)

	2nd Qtr. 2011	3rd Qtr. 2011	4th Qtr. 2011	1st Qtr. 2012	2nd Qtr. 2012
Private Banks:
Equity/Fixed Income prgms.	$16,176	$16,592	$16,624	$17,116	$16,794
Collective Trust Fund prgms.	543	505	464	436	396
Liquidity funds	4,909	5,210	5,401	5,581	5,115

Total assets under mgmt.	$21,628	$22,307	$22,489	$23,133	$22,305

Client assets under admin.	11,114	10,364	10,290	10,211	10,631

Total assets	$32,742	$32,671	$32,779	$33,344	$32,936

Investment Advisors:
Equity/Fixed Income prgms.	$28,502	$26,658	$26,094	$28,426	$29,103
Collective Trust Fund prgms.	1,544	1,442	1,314	1,238	984
Liquidity funds	1,576	2,224	2,499	2,015	1,806

Total assets under mgmt.	$31,622	$30,324	$29,907	$31,679	$31,893

Institutional Investors:
Equity/Fixed Income prgms.	$51,567	$49,115	$48,504	$52,270	$54,998
Collective Trust Fund prgms.	554	505	500	427	418
Liquidity funds	3,515	3,416	3,461	3,765	3,147

Total assets under mgmt.	$55,636	$53,036	$52,465	$56,462	$58,563

Investment Managers:
Equity/Fixed Income prgms.	$38	$52	$65	$58	$63
Collective Trust Fund prgms.	9,560	11,292	10,773	11,983	12,991
Liquidity funds	165	200	219	190	235

Total assets under mgmt.	$9,763	$11,544	$11,057	$12,231	$13,289

Client assets under admin.	241,423	236,953	224,633	224,547	229,873

Total assets	$251,186	$248,497	$235,690	$236,778	$243,162

Investments in New Businesses:
Equity/Fixed Income prgms.	$561	$525	$515	$549	$550
Liquidity funds	42	42	42	39	33

Total assets under mgmt.	$603	$567	$557	$588	$583

LSV Asset Management
Equity/Fixed Income prgms.	$63,000	$54,679	$54,021	$59,200	$55,994

Consolidated:
Equity/Fixed Income prgms	$159,844	$147,621	$145,823	$157,619	$157,502
Collective Trust Fund prgms.	12,201	13,744	13,051	14,084	14,789
Liquidity funds	10,207	11,092	11,622	11,590	10,336

Total assets under mgmt.	$182,252	$172,457	$170,496	$183,293	$182,627

Client assets under admin.	252,537	247,317	234,923	234,758	240,504

Total assets	$434,789	$419,774	$405,419	$418,051	$423,131

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